UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 12, 2007

ZIOPHARM Oncology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-32353	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas, 19th Floor
New York, NY 10036
(Address of principal executive offices) (Zip Code)

(646) 214-0700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Approval of Stock Incentives

Pursuant to approval obtained at a meeting held December 12, 2007, the Company made year-end stock option grants to employees and directors. Included among these grants were stock options to purchase up to 100,000 and 75,000 shares, respectively, issued to Dr. Jonathan Lewis and Richard Bagley, and stock options to purchase up to 20,000 shares granted to the each of the Company’s non-employee directors. The stock options were granted on December 12, 2007, have an exercise price per share equal to $2.73 and vest in three equal annual installments commencing on December 13, 2008, 2009 and 2010. In addition, the Company’s board of directors approved grants of restricted stock to certain employees, including a 25,000 share restricted stock grant to Mr. Bagley. The grant is governed by a restricted stock agreement in substantially the form attached as Exhibit 10.1. The agreement prohibits the holder from transferring the restricted shares and provides that the shares will be forfeited without consideration if the holder’s employment with the Company is terminated for any reason or no reason. The transfer restrictions and forfeiture obligations are scheduled to lapse on December 12, 2008.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	10.1	Form of Restricted Stock Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.:
(Registrant)

Date: December 18, 2007	By:	/s/ Richard E. Bagley
Richard E. Bagley, President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement.